UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CV SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CV SCIENCES, INC.
10070 Barnes Canyon Road
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2021
NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (the “Meeting”) of CV Sciences, Inc. (the “Company,” “we” or “us”) will be held on May 27, 2021, at 10:00 a.m. Pacific Time. Given the extraordinary circumstances arising from the Novel CoronaVirus ("COVID-19") pandemic, we have adopted a completely virtual format for our Meeting to provide a healthy, consistent and convenient experience to all stockholders regardless of location. You may attend, vote and submit questions during the Meeting via the Internet at www.iproxydirect.com/CVSI. You may also attend the Meeting by proxy, and may submit questions ahead of the Meeting through the designated website. For further information about the virtual Meeting, please see the Questions and Answers about the Meeting beginning on page 2. We expect to resume stockholder meetings in person in the future. The Meeting will have the following purposes:
(1)To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to prior death, resignation or removal;
(2)To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 190,000,000 shares to 290,000,000 shares, and to correspondingly increase the number of authorized shares of all classes of our capital stock to 300,000,000 shares;
(3)To ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
(4)To approve, on a non-binding advisory basis, named executive officer compensation;
(5)To consider and act upon such other business as may properly be brought before the Meeting or any adjournments or postponement thereof by or at the direction of our Board of Directors.
The close of business on March 29, 2021 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponement thereof. For at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open to any stockholder’s examination during ordinary business hours at our principal executive offices located at 10070 Barnes Canyon Road, San Diego, California 92121, (866) 290-2157.
Our Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its stockholders. Therefore, our Board of Directors has approved each proposal and recommends that you vote FOR all of the foregoing proposals.
Your vote is important no matter how large or small your holdings may be. If you do not expect to be present at the Meeting virtually, you are urged to immediately complete, date, sign and return the proxy card. Please review the instructions on each of your voting options described in the enclosed Proxy Statement as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. This will not limit your right to attend or vote at the Meeting. You may revoke your proxy at any time before it has been voted at the Meeting. Please note that dissenters' rights are not available with respect to the proposals to be voted upon at this Meeting.
The Notice of Internet Availability of Proxy Materials also contains instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, both of which are available online at: https://www.iproxydirect.com/CVSI.

By Order of the Board of Directors /s/ Joseph Dowling Joseph Dowling Chief Executive Officer and Secretary
San Diego, California
April 8, 2021

I M P O R T A N T
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING VIRTUALLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. PLEASE REVIEW THE INSTRUCTIONS ON EACH OF YOUR VOTING OPTIONS DESCRIBED IN THE ENCLOSED PROXY STATEMENT AS WELL AS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE VIRTUALLY IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY. A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE MEETING, EITHER VIRTUALLY OR BY PROXY, TO CONSTITUTE A QUORUM.

CV SCIENCES, INC.
10070 Barnes Canyon Road
San Diego, California 92121
(866) 290-2157
PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2021 at 10:00 a.m. Pacific Time
GENERAL INFORMATION
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CV Sciences, Inc. (the “Company,” “CV Sciences”, “we” or “us”) for use at the annual meeting of the stockholders (the “Meeting” or the “2021 Annual Meeting”) of the Company, to be held on May 27, 2021, at 10:00 a.m. Pacific Time. Given the extraordinary circumstances arising from the Novel Coronavirus ("COVID-19") pandemic, we have adopted a completely virtual format for our Meeting to provide a healthy, consistent and convenient experience to all stockholders regardless of location. You may attend, vote and submit questions during the Meeting via the Internet at www.iproxydirect.com/CVSI. You may also attend the Meeting by proxy, and may submit questions ahead of the Meeting through the designated website. For further information about the virtual Meeting, please see the Questions and Answers about the Meeting beginning on page 2. We expect to resume stockholder meetings in person in the future. This Proxy Statement and proxy will be made available to our stockholders on or about April 8, 2021.
Only stockholders of record at the close of business on March 29, 2021 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 106,791,238 shares of the Company’s common stock were issued and outstanding, held by more than 41,000 individual participants in securities positions listings of our common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Meeting. Shares cannot be voted at the Meeting unless the holder thereof is present or represented by proxy. The presence, virtually or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock on the Record Date will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof.
Our Board has selected Joseph Dowling to serve as the holder of proxies for the Meeting. The shares of common stock represented by each executed and returned proxy will be voted by him in accordance with the directions indicated on the proxy. If you sign your proxy card without giving specific instructions, Mr. Dowling will vote your shares “FOR” the proposals being made at the Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that may be properly presented for action at the Meeting; we currently know of no other business to be presented.
Any proxy given may be revoked by the person giving it at any time before it is voted at the Meeting. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy. Third, you may vote virtually at the Meeting. However, your attendance at the Meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last submitted proxy will be the proxy that is counted. Please note that dissenters' rights are not available with respect to any proposal to be voted upon at the Meeting.
We will provide copies of this Proxy Statement and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE MEETING
Q. When is the Meeting?
A. May 27, 2021 at 10:00 a.m. Pacific Time.
Q. Where will the Meeting be held?
A. Given the extraordinary circumstances arising from the COVID-19 pandemic, we have adopted a completely virtual format for our Meeting to provide a healthy, consistent and convenient experience to all stockholders regardless of location. You may attend, vote and submit questions during the Meeting via the Internet at www.iproxydirect.com/CVSI.
Q. Why am I receiving these proxy materials?
A. As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), available to our stockholders electronically via the Internet. On or about April 8, 2021, we mailed to all stockholders of record entitled to vote at the 2021 Annual Meeting a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet, by phone, or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. We sent you the Notice of Internet Availability of Proxy Materials because the Company’s Board is soliciting your proxy to vote at the 2021 Annual Meeting. You are invited to attend the 2021 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may follow the instructions on the Notice of Internet Availability of Proxy Materials to vote by internet or by mail.
Q. Who is entitled to vote at the Meeting?
A. Only stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting, and at any postponements or adjournments thereof. At the close of business on the Record Date, there were 106,791,238 shares of our common stock outstanding held by over 41,000 individual participants in securities positions listings of our common stock.
Q. How many shares must be present to conduct business?
A. The presence at the Meeting, virtually or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the Meeting.
Q. What will be voted on at the Meeting?
A. The following chart sets forth the proposals scheduled for a vote at the 2021 Annual Meeting and the vote required for such proposals to be approved:

Proposal 1: To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to prior death, resignation or removal.
Each director must be elected by a plurality of the votes cast, meaning that the five nominees receiving the most “FOR” votes (among votes properly cast virtually or by proxy) will be elected. Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.

Proposal 2: To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 190,000,000 shares to 290,000,000 shares, and to correspondingly increase the number of authorized shares of all classes of our capital stock to 300,000,000 shares.
To be approved by our stockholders, at least a majority of the shares of common stock outstanding as of close of business on the record date must vote “FOR” this proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. We believe that this proposal is considered a routine matter and, thus, we do not expect to receive any broker non-votes on this proposal.
Proposal 3: To ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	To be approved by our stockholders, the holders of a majority of the shares casting votes at the annual meeting on this proposal must vote “FOR” this proposal. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal. We believe that this proposal is considered a routine matter and, thus, we do not expect to receive any broker non-votes on this proposal.
Proposal 4: To approve, on a non-binding advisory basis, named executive officer compensation.	To be approved by our stockholders, the holders of a majority of the shares casting votes at the annual meeting on this proposal must vote "FOR" this proposal. Any shares that are not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the outcome of the vote with respect to this proposal. This is an advisory vote and, therefore, is not binding.

Q. What shares can I vote at the Meeting?
A. You may vote all shares of common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.
Q. What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A. Some of our stockholders may hold shares of our common stock in their own name rather than through a broker or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Issuer Direct Corporation, you are considered to be, with respect to those shares, the stockholder of record, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As the stockholder of record, you have the right to vote virtually at the Meeting and vote by proxy. Whether or not you plan to attend the Meeting, we urge you vote by internet or by mail to ensure your vote is counted. You may still attend the Meeting and vote virtually if you have already voted by proxy.
Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you from that organization. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote on your behalf and are also invited to attend the Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares virtually at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. If this applies to you, your broker, trustee or nominee will have enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q. How can I vote my shares without attending the Meeting?
A. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting. If you are a stockholder of record, you may vote by proxy by internet or by mail by following the instructions provided on the Notice of Internet Availability of Proxy Materials. To vote using the proxy card, you must request a paper copy of the proxy materials by following the instructions available on the Notice of Internet Availability of Proxy Materials and then simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2021 Annual Meeting, we will vote your shares as you direct. Stockholders who hold shares beneficially in street name may cause their shares to be voted by proxy in accordance with the instructions provided by their broker, trustee or nominee, by using the proxy card provided by the broker, trustee or nominee and mailing them in the envelope provided by such person.
Q. How can I vote my shares virtually at the Meeting?
A. Stockholders who attend the virtual 2021 Annual Meeting should follow the instructions at www.iproxydirect.com/CVSI to vote or submit questions during the meeting. Voting online during the meeting will replace any previous votes, and the online polls will close at 10:10 a.m. Pacific Time on May 27, 2021. Record holders who received a copy of this Proxy Statement and accompanying proxy card in the mail can vote by filling out the proxy card, signing it and returning it in the postage paid return envelope. Record holders can also vote by telephone 1-866-752-VOTE (8683) or by Internet at www.iproxydirect.com/CVSI. Voting instructions are provided on the proxy card. If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the voting instructions on the form that you receive from your bank or broker.
Q. How do I attend the virtual 2021 Annual Meeting?
A. You may attend the 2021 Annual Meeting online, including to vote and/or submit questions during the Meeting, by logging in at www.iproxydirect.com/CVSI. The 2021 Annual Meeting will begin at approximately 10:00 a.m. Pacific Time, with log-in beginning at 9:45 a.m. on May 27, 2021.
Q. How do I gain admission to the virtual 2021 Annual Meeting?
A. You are entitled to participate in the virtual 2021 Annual Meeting only if you were a stockholder of record who owned shares of the Company's common stock at the close of business on March 29, 2021, the Record Date. Each holder of record is entitled to one vote per share of common stock. As of the Record Date, there were 106,791,238 shares of common stock outstanding and entitled to vote. To attend online and participate in the 2021 Annual Meeting, stockholders of record will need to use the control number on their Notice or proxy card to log into www.iproxydirect.com/CVSI; beneficial owners who do not have a control number may gain access to the Meeting by logging into their brokerage firm's website and selecting the stockholder communication mailbox to link through to the virtual 2021 Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.
We encourage you to access the meeting prior to start time. Please allow time for online check-in, which will begin at 9:45 a.m. Pacific Time. If you have difficulties during the check-in time or during the 2021 Annual Meeting, please call technical support at 919-481-4000.
Stockholders have multiple opportunities to submit questions to the Company for the 2021 Annual Meeting. Stockholders who wish to submit a question in advance may do so in the question tab of the webcast online during the meeting at www.iproxydirect.com/CVSI.
Q. How are votes counted?
A. If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each proposal, “FOR” the nominees identified herein, and in the discretion of the proxy holder on any other matters that properly come before the Meeting).
Q. What is a “broker non-vote”?
A. A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New

York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions or stockholder proposals. The shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the Meeting will be deemed present at our Meeting for purposes of determining whether the necessary quorum exists to proceed with the Meeting, but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposals 2 and 3 are considered routine matters for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
We believe that Proposals 1 and 4 are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.
Q. How are abstentions counted?
A. If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes with respect to a proposal, but they will not be voted on any matter at the Meeting.
With regard to Proposal 1, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on its outcome.
With regard to Proposal 2, the affirmative vote from the holders of a majority of the shares entitled to vote on this proposal is required for approval. Accordingly, abstentions will not be voted in favor of such proposal and will have the same effect as a vote “AGAINST” the proposal.
With regard to Proposal 3 and Proposal 4, the affirmative vote of the holders of a majority of the shares casting votes at the Meeting on such proposal is required for approval. Accordingly, abstentions will have no effect on the outcome of the proposals.
Q. What should I do if I receive more than one Notice of Internet Availability of Proxy Materials?
A. If you receive more than one Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials to ensure that all of your shares are voted.
Q. Can I change my mind after I return my proxy?
A. Yes. You may change your vote at any time before your proxy is voted at the Meeting. If you are a stockholder of record, you can do this by giving written notice to the Secretary, by submitting another proxy with a later date, or by attending the Meeting and voting virtually. If you are a stockholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions.
Q. Who is soliciting my vote and who is paying the costs?
A. Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials and this Proxy Statement, as applicable.
Q. How can I find out the results of the voting?
A. We intend to announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K within four business days following the Meeting.
Q. Whom should I contact if I have questions?
A. If you have any additional questions about the Meeting or the proposals presented in this Proxy Statement, you should contact the following person at our principal executive office as follows:
Joseph Dowling, Secretary
10070 Barnes Canyon Road
San Diego, California 92121
(866) 290-2157

PROPOSAL 1
ELECTION OF DIRECTORS
The Board has nominated Ms. Beth Altman, Dr. Paul Blake, Mr. Joseph Dowling, Ms. Terri Funk Graham, and Dr. Joseph Maroon as directors to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to prior death, resignation or removal. Each of the nominees is currently a director of CV Sciences. The size of the Board is currently fixed at five members. Accordingly, at the Meeting, five directors will be elected to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. The five nominees with the greatest numbers of votes at the Meeting will be elected to the five director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s five nominees named below. If any nominee is unable or declines to serve as director at the time of the 2021 Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy.

Name	Age	Position	Audit Committee	Compensation Committee	Governance and Nominating Committee	Director Since
Beth Altman	50	Director	C	*		2019
Dr. Paul Blake	73	Director		*	*	2019
Joseph Dowling	63	Chief Executive Officer, Director				2018
Terri Funk Graham	55	Director	*	C		2019
Dr. Joseph Maroon	80	Director	*		C	2018
________________________________
C    Chair
*    Member
Each nominee, if elected at the Meeting, will serve as a director until the earlier of the 2022 annual meeting of the Company’s stockholders or until their successors are duly elected and qualified, subject to prior death, resignation or removal. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.
Beth Altman. Ms. Altman has served as a Director of CV Sciences, Inc. since October 24, 2019. Ms. Altman joined the Board and brings a proven track record of more than 25 years including achievements in accounting, finance, management, business development, strategic planning, and corporate governance. Ms. Altman worked at KPMG from 1993 to 2019, serving as office Managing Partner from 2014 to 2019, where she successfully led a team of over 260 professionals and 23 partners, providing an array of assurance, tax and advisory services to public and private companies across all industry sectors. Additionally, Ms. Altman served as the lead audit partner for numerous early-stage, middle market and large global clients in the private and public markets, predominately in the life sciences, consumer markets, and technology sectors. Since June 2020, Ms. Altman has served on the board of directors and on the audit committee of Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX). Ms. Altman also served as a board member of the Corporate Directors Forum, a 501(c)(6) nonprofit organization focused on helping directors, and those who support them, build more effective boards through continuous learning and peer networking. She also held a leadership position in the Women Corporate Directors, San Diego Chapter, the world’s largest membership organization and community of today’s preeminent women leaders in business.
The Board has determined that Ms. Altman's substantial finance, management, business development and strategic planning experience, as well as her experience serving as a member of other boards, make her well-qualified to continue as a member of our Board.
Dr. Paul Blake. Dr. Blake has served as a Director of CV Sciences, Inc. since October 21, 2019. Dr. Blake brings with him deep expertise in clinical research, development, and medical affairs within the pharmaceutical industry. He is currently CEO of Papyrus Therapeutics Inc. He served as Chief Medical Officer at Heron Therapeutics Inc. ("Heron"), a commercial-stage biotechnology company focused on improving the lives of patients suffering from pain or cancer by developing best-in-class treatments, from December 2017 to March 2020.  At Heron, Dr. Blake was responsible for clinical research, medical affairs and drug safety. Prior to joining Heron, he served as Chief Medical Officer of BioDelivery Sciences International, and before that he was the Chief Development Officer at Oxford BioMedica, a gene therapy company. His prior positions include Chief Medical Officer and Senior Vice President of Clinical Research and Development of Aeterna Zentaris, Inc., and Senior Vice President and then Executive Vice President of Worldwide Medical and Regulatory Operations at Cephalon, Inc. From 1992 to 1998, he held the position of Senior Vice President and Medical Director, Clinical Research and Development at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline plc). Prior to that, he worked for ICI Pharmaceuticals (now Astra Zeneca) and G.D. Searle. Dr. Blake is qualified in medicine from the Royal Free Hospital School of Medicine, London University. He is a Fellow of the Royal College of Physicians and a Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians. He

is also a Fellow of the American College of Clinical Pharmacology. Dr. Blake has been involved in the development of several pharmaceutical drugs including: Tenormin, Zestril, Kytril, Relafen, Paxil, Coreg, Havrix, Hycamtin, Famvir, Requip, Avandia, Provigil and Fentora. Dr. Blake served on the board of Memory Pharmaceutical, Inc., until it was purchased by Roche in 2009 and was a founding board member of Protez Pharmaceuticals, Inc., until it was purchased by Novartis in 2008.
The Board has determined that Dr. Blake's substantial experience in the pharmaceutical industry, including in the development of several pharmaceutical drugs, and prior leadership experience make him well-qualified to continue as a member of our Board.
Joseph Dowling. Mr. Dowling was appointed as our Chief Executive Officer ("CEO") on May 31, 2018 and Secretary on August 25, 2014. He was our Chief Financial Officer (“CFO”) from June 16, 2014 to March 15, 2019. Before joining CV Sciences, Mr. Dowling held numerous senior positions including serving as President and CFO of MediVas, LLC, a biotechnology company focused on drug formulation and delivery, from 2005 to 2013 where he led day-to-day operations, drug research and development, product development and commercialization and strategic alliance building, including license agreements with Pfizer, Merck, Wyeth, DSM, Guidant and Boston Scientific. Mr. Dowling served as a Managing Director in the mergers and acquisitions group at Citigroup from 1998 to 2005. Earlier in his career, Mr. Dowling served in various finance and accounting roles in both public accounting and in the banking industry. Mr. Dowling graduated from University of California, Los Angeles in Economics and is a Certified Public Accountant. As the Company’s Chief Executive Officer and former Chief Financial Officer, Mr. Dowling is specially qualified to serve on the Board because of his detailed knowledge of the pharmaceutical industry including drug research and development and the Company’s global consumer product operations and his expertise in financial matters.
As the Company's Chief Executive Officer and former Chief Financial Officer, Mr. Dowling is specially qualified to serve on the Board because of his detailed knowledge of the pharmaceutical industry, including drug research and development and the Company's global consumer product operations and his experience in financial matters.
Terri Funk Graham. Ms. Graham has served as a Director of CV Sciences, Inc. since August 22, 2019. Ms. Graham joined the Board with vast experience serving on the Board of Fortune 1000 companies. She is currently an independent board director for Sprouts Farmers Market Inc. (Nasdaq: SFM), a $6 billion specialty retailer of natural and organic food focusing on health and wellness, where she serves as the Chairperson of the Nominating & Corporate Governance Committee and serves on the Compensation Committee. Ms. Graham is also an independent board director for Lumber Liquidators Inc. (NYSE: LL), a $1 billion specialty retailer of hard-surface flooring, where she serves as the Chairperson of the Nominating & Corporate Governance Committee and a member of the Compensation Committee. She also served on the boards of directors of Hot Topic Inc. and 1-800 Contacts Inc. before these companies were sold to private equity firms. In addition to her extensive board experience, Ms. Graham is a senior marketing executive change agent who directly influenced the success, image and growth of the $3 billion Jack in the Box brand for more than 20 years. As the SVP & Chief Marketing Officer for Jack in the Box for 10 years, she was a pioneer in innovative branding, product development, advertising and digital media. Acknowledged for her strategic thinking, financial acumen, courage and proven results, her strategic vision and business expertise enabled her to effectively reinvent the Jack brand multiple times with franchise partners and executive management. While at Jack in the Box, Ms. Graham delivered one of the most successful national advertising campaigns, achieving 10 Effie Awards and several Belding’s and Clio Awards.
The Board has determined that Ms. Graham's substantial branding and marketing experience, as well as extensive experience serving on public company boards of directors, make her well-qualified to continue as a member of our Board.
Dr. Joseph Maroon. Dr. Maroon is a clinical professor and vice chairman of the Department of Neurological Surgery and the Heindl Scholar in Neuroscience at the University of Pittsburgh Medical Center (UPMC). He is a world-renowned neurosurgeon, and brings his expertise in health, nutrition and wellness to expand the depth of medical and biotech leadership on the Board. Dr. Maroon was previously a member of the board of directors and Chairman of the Scientific Committee of Mylan Laboratories from 2005 to 2017. Dr. Maroon has been a team neurosurgeon in the National Football League since 1981, and serves as medical director of other professional sports organizations. He has served on the editorial boards of eight medical and neurological journals. He also is past-president of the Congress of Neurological Surgeons, the largest society of neurosurgeons in the world. Dr. Maroon has conducted extensive research into neurotrauma, brain tumors and diseases of the spine, which has led to many innovative techniques for diagnosing and treating these disorders. His research efforts have garnered him numerous awards from various national and international neurological societies.
The Board has determined that Dr. Maroon's substantial medical experience and health expertise make him well-qualified to continue as a member of our Board.
Vote Required and Recommendation of the Board

Directors are elected by plurality of the votes cast at the Meeting by the holders of shares present virtually or represented by proxy and entitled to vote on the election of the directors. The five nominees receiving the highest number of "FOR" votes will be elected. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, "FOR" the election of each of the nominee named above. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee by your Board.
The Board unanimously recommends that you vote “FOR” each of the nominees identified above.

PROPOSAL 2

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Overview

We are asking our stockholders to approve an amendment to our Certificate of Incorporation, as amended (the “Existing Charter”), to increase the number of authorized shares of our common stock, par value $0.0001 per share, from 190,000,000 shares of common stock to 290,000,000 shares of common stock, and to correspondingly increase the number of authorized shares of all classes of our capital stock to 300,000,000 (the “Charter Amendment”).

If our stockholders approve this proposal at the Meeting, then Article IV of the Existing Charter will be amended and restated to read in its entirety as follows:

The Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation shall have the authority to issue is Three Hundred Million (300,000,000). The total number of shares of Common Stock shall be Two Hundred Ninety Million (290,000,000), and each such share shall have a par value of $0.0001; and the total number of shares of Preferred Stock shall be Ten Million (10,000,000), and each such share shall have a par value of $0.0001.

(a) Common Stock. The Corporation is authorized to issue shares of Common Stock from time to time, which shall have all of the rights normally associated with shares of common stock under the DGCL.

(b) Preferred Stock. The Corporation is authorized to issue shares of Preferred Stock from time to time in one or more series or classes, each such share or class to have such distinctive designation or title as may be fixed by resolution of the Board of Directors of the Corporation (the “Board”), duly adopted prior to the issuance of any shares thereof. Each such series or class shall have such voting powers, if any, and such preferences and/or other special rights, with such qualifications, limitations or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issuance of such series or class of shares of Preferred Stock.

No change to the number of shares of our authorized preferred stock is being made or proposed.

A copy of the proposed Charter Amendment to our Existing Charter is attached hereto as Attachment A, and we urge you to read Attachment A in its entirety before casting your vote.

The Board has unanimously approved, and recommended that our stockholders approve, the Charter Amendment.

General

As of March 16, 2021, the Company is authorized to issue up to 190,000,000 shares of its common stock, of which, 106,605,784 shares were issued and outstanding, and 10,000,000 shares of its preferred stock, none of which were or are issued or outstanding. Additional shares of common stock were reserved for issuance under our equity incentive plan and other outstanding securities, including (collectively, the “Anticipated Share Reserves”):

•38,215,243 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $0.47 per share; and

•5,175,398 shares of common stock reserved for future issuance under the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”).

The purpose of the proposed Charter Amendment is to provide the Company with a sufficient number of shares of common stock available (i) to issue in connection with raising equity capital, (ii) to give us sufficient authorized shares of common stock to generally support our growth and to provide flexibility for future corporate needs, and (iii) to issue in connection with the exercise of stock options and warrants, and (iv) for potential future increases in the number of shares of common stock reserved for issuance under the Plan.

Accordingly, the Board has declared the proposed Charter Amendment to be advisable and in the best interests of the Company and our stockholders and is submitting the Charter Amendment to a vote of our stockholders.

Reasons to Approve the Charter Amendment and Increase Our Authorized Common Stock

The Board believes that the proposed Charter Amendment and increase in the number of authorized shares of our common stock is desirable to enhance our flexibility in taking possible future actions, such as raising additional equity capital, exchanging equity for debt or other transactions that have a similar effect, financings, stock-based acquisitions, stock splits, equity incentive awards, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions.

Additionally, by approving the increase to the Company’s authorized shares of common stock now, we will be able to act in a timely manner when such a need arises or when the Board believes it is in the best interests of the Company and our stockholders to take action, without the risk, delay, and expense that would be required at that time to obtain stockholder approval of such an increase at a special meeting of stockholders.

Other than the reserved shares of common stock described above, as of the date of this Proxy Statement, we do not currently have any definitive agreements or plans to issue the additional shares of common stock that would be authorized as a result of approving the proposed Charter Amendment; provided, however, that the Company may, in its discretion, continue to utilize the stock purchase facility currently in place with Tumim Stone Capital LLC. We review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the Company’s best interest and the best interest of our stockholders.

Effect of the Charter Amendment and Increase in Authorized Shares of Common Stock

Increasing the number of authorized shares of common stock will not alter the number of shares of common stock presently issued and outstanding or reserved for issuance, and will not change the relative rights of holders of any shares. The additional authorized shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized, issued and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

If the proposed Charter Amendment is adopted, other than with respect to the shares of common stock subject to the Anticipated Share Reserves and the Plan, the newly authorized shares of common stock would be unreserved and available for issuance. No further stockholder authorization would be required prior to the issuance of such shares of common stock by the Company, except where stockholder approval is required by our Certificate of Incorporation, Bylaws, as amended, or law.

The increase in our authorized shares of common stock would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders. However, any subsequent issuance, or the possibility of such issuance, of shares of common stock (including the exercise of stock options and warrants, and the issuance of shares of our common stock under the Plan) would reduce each stockholder’s proportionate interest in the Company, and may depress the market price of our common stock.

Except as set forth in the Charter Amendment, all of the remaining provisions of the Existing Charter will remain in full force and effect without change.

Anti-takeover Effects

SEC rules and regulations require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although the Board has not proposed the Charter Amendment and the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares of common stock could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed Charter Amendment and authorized common stock increase is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board or management.

This proposal is not prompted by any specific effort or takeover threat currently perceived by the Board or management.

Timing of the Proposed Charter Amendment

If our stockholders approve Proposal 2 at the Meeting, we will file the Charter Amendment to our Existing Charter with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of common stock as soon as practicable following the Meeting. Upon approval and following such filing with the Secretary of State of Delaware, the Charter Amendment will become effective on the date it is filed.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of this Proposal 2.

Vote Required

The affirmative (“For”) votes from the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting is required to approve the increase in the authorized number of shares of common stock.

If you are a stockholder of record as of the Record Date and you fail to vote in person, by remote communication, by failing to return your proxy card or to vote using the telephone or Internet, it will have the same effect as an “Against” vote.

If you are a stockholder of record and return a signed and dated proxy card without providing specific voting instructions on Proposal 2, or do not specify your vote on Proposal 2 when voting using the telephone or internet, your shares will be voted “For” Proposal 2 in accordance with the recommendations of our Board. Abstentions will have the same effect as “Against” votes.

We believe that Proposal 2 will be deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares of common stock registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares of common stock on Proposal 2, your broker or nominee will have the discretion to vote your shares of common stock on Proposal 2. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares of common stock on Proposal 2 in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 2 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares of common stock “For” Proposal 2. While we do not expect any broker non-votes on Proposal 2, if you do not provide voting instructions and your broker or nominee fails to vote your shares of common stock, this will have the same effect as an “Against” vote. If you are a beneficial owner of shares of common stock registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares of common stock to ensure that your shares of common stock are voted in the manner in which you want them to be voted.

We urge investors to vote “For” this Proposal 2, as failure to obtain a majority of the outstanding shares of common stock entitled to vote at the Meeting will limit the Company’s ability to operate and execute on current and future business plans.

PROPOSAL 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that we submit the selection of the independent registered accounting firm for ratification by our stockholders at the 2021 Annual Meeting.
The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board is seeking ratification of its selection of Deloitte as a matter of further involving our stockholders in our corporate affairs. If our stockholders do not ratify this selection, the Board will reconsider its selection of Deloitte and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Representatives of Deloitte will be at the Meeting. The representatives of Deloitte will have an opportunity to make a statement at the Meeting, if they so desire, and will be available to respond to appropriate questions.
The Audit Committee reviews and must pre-approve all audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged by it for such services.  In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.
Independent Registered Public Accounting Firm's Fees
The following table summarizes the fees billed to us by Deloitte for the years ended December 31, 2020 and 2019. All fees described below were pre-approved by the Audit Committee:

Fee Category	2020	2019
Audit Fees (1)	$475,236	$495,788
Audit Related Fees (2)	29,973	—
Tax Fees	—	—
All Other Fees (3)	1,895	—
	$507,104	$495,788
(1) Audit fees consist of fees billed for professional services for audit and quarterly reviews of our financial statements.
(2) Audit Related Fees associated with the procedures related to the Company's filing of a Registration Statement on Form S-3 with the SEC.
(3) All Other Fees incurred were for subscriptions to technical accounting resources.
Audit Committee's Pre-Approval Policies and Procedures
Our Audit Committee has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Audit Committee approves the engagement letter with respect to audit and review services. Other fees are subject to pre-approval by the Audit Committee, or, in the period between meetings, by a designated member of the Board or Audit Committee. Any such approval by the designated member is disclosed to the entire Board at the next meeting.
Vote Required and Recommendation of the Board
The affirmative ("For") vote of the holders of a majority of the shares casting votes at the Meeting on this proposal, at which a quorum is present, is required to approve this proposal.
The Board unanimously recommends that you vote “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the year ended December 31, 2021.

PROPOSAL 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14(a) of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote on compensation programs, which is sometimes referred to as "say on pay," for our named executive officers, Mr. Joseph Dowling, Mr. Joerg Grasser, and Dr. Duffy MacKay. Accordingly, you may vote on the following resolution at the 2021 Annual Meeting:
"RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED."
This vote is non-binding. The Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined, consistent with the vote of the Company's stockholders, to submit a resolution on the compensation of the Company's named executive officers to the Company's stockholders for an advisory vote every year.
Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosures for more information about the Company's executive compensation program.
Vote Required and Recommendation of the Board
The affirmative vote of holders of a majority of the shares of the Company's common stock casting votes at the Meeting on this proposal will be required for the approval, on an advisory non-binding basis, of the named executive officer compensation.
The Board unanimously recommends that you vote “FOR” the approval of the named executive officer compensation as disclosed in the accompanying compensation tables and the related narrative disclosure.

CORPORATE GOVERNANCE

Board and Stockholder Meetings and Attendance
The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of the Board is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The entire Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.
Directors are elected annually and hold office until the next annual meeting and until their successors are duly elected and qualified, subject to prior death, resignation or removal. During fiscal year 2020, there were four formal Board meetings. None of our directors attended fewer than 75% of the total number of meetings of the Board and meetings of any committee of the Board on which such director served during the time each such individual director was serving as a director. The Company encourages, but does not require, directors to attend annual meetings of stockholders. All of the directors attended the virtual 2020 Annual Meeting of Stockholders.
Committees of the Board
The Company has formal standing compensation, audit and nominating committees. All other functions of the Board are being undertaken by the Board as a whole, or special committees.
Compensation Committee
The Company's compensation committee (the "Compensation Committee") consists of Terri Funk Graham, Dr. Paul Blake and Beth Altman, and has established a charter that requires all members of the Compensation Committee to be “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act, and satisfy the requirements of an “outside director” for purposes of Section 16(m) of the Internal Revenue Code.
The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of our executive officers, our general employee compensation and other policies and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee is authorized to carry out these activities and other actions reasonably related to the Compensation Committee's purposes or assigned by the Board from time to time. The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.cvsciences.com under "Investor Relations - Corporate Governance - Governance Documents." During fiscal year 2020, the Compensation Committee did not engage a compensation consultant. During fiscal year 2019, the Compensation Committee retained Radford, a division of Aon Hewitt, to consult with the Company on a range of issues relating to executive and director compensation. Radford served at the discretion of the Compensation Committee and provided services only to the Compensation Committee. Services provided by Radford included a review of executive and director compensation, public peer group and compensation philosophy development, and executive compensation benchmarking. Working with Radford, the Compensation Committee considered a variety of factors when determining the Company’s executive compensation program and total compensation levels. These factors included analysis of peer companies and Radford’s Global Life Science Survey.
During fiscal year 2020, the Compensation Committee held two meetings.
Audit Committee
The Audit Committee consists of Beth Altman, Dr. Joseph Maroon, and Terri Funk Graham, and has established a charter that requires all members of the Audit Committee to be independent in accordance with applicable listing standards. Our securities are quoted on the OTC: QB, which does not have any director independence requirements. Further, companies with securities only listed on the OTC: QB are not required to comply with the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board has also determined that Ms. Altman is “audit committee financial experts” as defined in Item

407(d) of Regulation S-K. The Audit Committee operates pursuant to a written charter that is available on our website at www.cvsciences.com under “Investor Relations – Corporate Governance - Governance Documents.”
The Audit Committee's responsibilities include: a) selecting and evaluating the performance of our independent auditors; b) reviewing the scope of the audit to be conducted by our independent auditors, as well as the result of their audit, and approving audit and non-audit services to be provided; c) reviewing and assessing our financial reporting activities and disclosure, including our earnings press releases and periodic reports, and the accounting standards and principles followed; d) reviewing the scope, adequacy and effectiveness of our internal control over financial reporting; e) reviewing management’s assessment of our compliance with our disclosure controls and procedures; f) reviewing our public disclosure policies and procedures; g) reviewing our guidelines and policies regarding risk assessment and management, our tax strategy and our investment policy; h) reviewing and approving related-party transactions; and i) reviewing threatened or pending litigation matters and investigating matters brought to the committee's attention that are within the scope of its duties.
The Audit Committee also reviews and discusses with our management and independent registered public accounting firm the financial statements and disclosures in our quarterly financial press releases and SEC filings. In performing its responsibilities, the Audit Committee has reviewed and discussed with management and the Company’s independent auditors the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee has also discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 61, Professional Standards, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm such firm’s independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.
During fiscal year 2020, the Audit Committee held five meetings.
Nominating Committee
The Company's nominating and governance committee (the "Nominating Committee") consists of Dr. Paul Blake and Dr. Joseph Maroon, and is comprised solely of independent directors, as defined by Nasdaq.  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board, evaluates the effectiveness of the Board and its serving members, and recommends the structure, responsibility and composition of the committees of the Board.  The Nominating Committee is also responsible for recommending guidelines and policies for corporate governance for adoption by the Board.  The charter of the Nominating Committee has been established and approved by the Board, and a copy of the charter has been posted on our website at www.cvsciences.com under “Investor Relations – Corporate Governance - Governance Documents.”
The Nominating Committee provides instructions in each annual proxy statement regarding how stockholders can make director nominations. The Nominating Committee does not have a formal policy for consideration of any director candidates recommended by shareholders, including the minimum qualifications for director candidates, as we have never received such a nomination; however, any such nomination, if received, would be considered on an equal basis with candidates identified by the Nominating Committee.
During fiscal year 2020, the Nominating Committee held one meeting.
Board Leadership Structure
The Company does not have a lead independent director, as the Company's Chief Executive Officer also serves as the Chairman of the Board. We believe our leadership structure is appropriate for the size and scope of operations of a company of our size.
Board’s Role in Risk Management
The Board is responsible for oversight of risks facing CV Sciences, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly oversees our strategic and business risk, including financial reporting related risk and product development risk. We believe the Board, as a whole, supports its role in risk oversight, with our Chief Executive Officer and Chief Financial Officer responsible for assessing and managing risks facing CV Sciences day-to-day and other members of the Board providing oversight of such risk management.

Code of Ethics
We have adopted a corporate code of ethics that applies to all directors, officers and employees. A copy is available on the "Investors-Corporate Governance" section of our website at www.cvsciences.com.
Family Relationships
There are no family relationships between any directors or executive officers of CV Sciences.
Compensation of Directors
We adopted a non-employee director compensation program (the "Program"). The Program became effective for any existing non-employee directors on January 1, 2020. Our Program for non-employee directors consists of:
•an annual cash retainer of $40,000, payable in quarterly installments;
•an annual fee of $15,000 to the Chair of the Audit Committee and an annual fee of $7,500 to each member of the Audit Committee;
•an annual fee of $10,000 to the Chair of the Compensation Committee and an annual fee of $6,000 to each member of the Compensation Committee;
•an annual fee of $7,500 to the Chair of the Nominating Committee and an annual fee of $5,000 to each member of the Nominating Committee;
•an initial option grant with a grant date fair value of $200,000 computed in accordance with FASB ASC Topic 718; and
•an annual option grant with a grant date fair value of $100,000 computed in accordance with FASB ASC Topic 718.

Name of Directors	Fees earned or paid in cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All other compensation ($)	Total ($)
Beth Altman	$56,500	$—	$95,567	$—	$152,067
Dr. Paul Blake	$51,000	$—	$95,567	$—	$146,567
Terri Funk Graham	$55,625	$—	$95,567	$—	$151,192
Dr. Joseph Maroon	$55,000	$—	$121,052	$—	$176,052
James McNulty (3)	$35,025	$—	$146,537	$—	$181,562
________________________________
(1)    This column reflects the annual cash retainer for Board services during fiscal 2020.
(2)    These amounts represent the grant date fair value of stock options granted in fiscal 2020 computed in accordance with FASB ASC Topic 718. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 9 of our financial statements in our 2020 Annual Report on Form 10-K.
(3)    Mr. McNulty resigned as a director on July 27, 2020.
The aggregate number of shares of our common stock subject to outstanding options held by each non-employee director as of December 31, 2020 was as follows: Ms. Altman 259,000 shares, Dr. Blake 259,000 shares, Ms. Graham 212,000, and Dr. Maroon 440,000 shares. Mr. McNulty did not have any outstanding options as of December 31, 2020.
Conflicts of Interest
Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:
•the corporation could financially undertake the opportunity;
•the opportunity is within the corporation’s line of business; and
•it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.
We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.
Board Communications with Stockholders
Stockholders desiring to communicate with the Board or any individual member should do so by sending regular mail to the Board, or such director, c/o Secretary, 10070 Barnes Canyon Road, San Diego, California 92121. All communications will be compiled by the Secretary and forwarded to the Board or the appropriate director accordingly.

EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of March 16, 2021:

Name	Age	Position
Joseph Dowling	63	Chief Executive Officer and Director
Joerg Grasser	46	Chief Financial Officer
Dr. Duffy MacKay	48	Senior VP Scientific and Regulatory Affairs
Joseph Dowling. See biographical information set forth above under "Proposal 1 - Election of Directors."
Joerg Grasser. On March 15, 2019, Mr. Grasser was appointed as the Chief Financial Officer of the Company. Mr. Grasser previously served as the Company's Chief Accounting Officer since December 26, 2018. Prior to his appointment, Mr. Grasser, held the position of Controller at Ballast Point Brewing Company ("Ballast Point"), a subsidiary of Constellation Brands, Inc. from 2015 to 2018, where Mr. Grasser provided accounting, finance, financial reporting and operational expertise to the company. Prior to his role at Ballast Point, from 2014 to 2015. Mr. Grasser held the position of Senior Director of Accounting for Sequenom, Inc., and from 2010 to 2014, Mr. Grasser was at Peregrine Semiconductor Corporation advancing to Director Financial Planning and Reporting. Mr. Grasser began his career at KPMG LLP providing audit and IT advisory services, advancing to senior audit manager. He has an MBA from the Keller Graduate School of Management, a BA from University of Regensburg and is a Certified Public Accountant.
Douglas “Duffy" MacKay, ND. On March 18, 2019, Dr. MacKay was appointed as Senior Vice President of Scientific and Regulatory Affairs of the Company. Prior to his appointment, Dr. MacKay was a senior executive with The Council for Responsible Nutrition ("CRN"), a Washington, D.C. based trade association for dietary supplements and functional foods. At CRN, Dr. MacKay held the position of Senior Vice President of Scientific and Regulatory Affairs from February 2014 to March 2018, and Vice President of Scientific and Regulatory Affairs from September 2008 to February 2014. In these roles, Dr. MacKay oversaw CRN’s scientific and regulatory affairs department, ensuring that the association’s scientific, policy and legislative positions were based on credible scientific rationale. Prior to CRN, from 2004 to 2008, Dr. MacKay held the position of Research Advisor for Nordic Naturals and Vice President of Clinical Research, Nordic Pharma, a division of Nordic Naturals. During this time, Dr. MacKay managed the research and scientific affairs for the leading omega-3 fatty acid company’s consumer product and pharmaceutical division. Dr. MacKay began his career in the dietary supplements industry as Technical Advisor at Thorne Research, where he provided technical support for product development, safety and marketing from 1999 to 2004. In addition to his work with nutritional products, Dr. MacKay maintained an integrative medicine clinical practice from 2001 to 2019, and currently serves on several editorial and advisory boards, including the Journal of Dietary Supplements Editorial Board; Journal of Alternative and Complementary Medicine Editorial Board; American Botanical Council Advisory Board; Food, Drug and Law Institute Cannabis Derived Product Committee; and CRN Board of Directors. Dr. MacKay earned his N.D. in Naturopathic Medicine in 2001 from the National University of Natural Medicine in Portland, Oregon and is a licensed Naturopathic Doctor in Maryland. Dr. MacKay completed his undergraduate degree in Marine Biology at University of California, Santa Cruz in 1994.

EXECUTIVE COMPENSATION
The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2020, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2019. The value attributable to any option awards, if any, is computed in accordance with FASB ASC 718 Share-Based-Payment (“ASC 718”).
Summary Compensation Table
The following table provides information concerning the compensation paid during fiscal years 2020 and 2019 to our "principal executive officer" and our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2020. We refer to these individuals as our "named executive officers."

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph Dowling	2020	$362,099	$—	$484,480	$—	$16,500	$863,079
Chief Executive Officer	2019	$480,769	$—	$2,057,702	$210,000	$18,000	$2,766,471
Joerg Grasser (5)	2020	$214,711	$—	$267,939	$—	$—	$482,650
Chief Financial Officer	2019	$269,231	$—	$993,219	$120,000	$—	$1,382,450
Dr. Douglas MacKay (6)	2020	$195,192	$—	$141,188	$—	$—	$336,380
Senior Vice President of Scientific and Regulatory Affairs	2019	$192,308	$—	$993,678	$60,000	$—	$1,245,986
________________________________
(1)These amounts reflect the full grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these values may be found in Note 9 of our financial statements in our 2020 Annual Report on Form 10-K.
(2)These amounts reflect the full grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these values may be found in Note 9 of our financial statements in our 2020 Annual Report on Form 10-K. Stock option awards include time-based stock options. The amounts include incremental expense of repriced option awards in 2020 for Mr. Dowling of $51,399, Mr. Grasser of $51,399, and Dr. MacKay of $25,699.
(3)The amounts in this column reflect awards earned under our 2020 and 2019 cash incentive bonus program for performance in the respective fiscal year, and which were paid early in the following fiscal year.
(4)These amounts reflect an auto allowance provided to Mr. Dowling for 2020 and 2019.
(5)Mr. Grasser was appointed Chief Financial Officer on March 15, 2019 and was previously Chief Accounting Officer from December 26, 2018.
(6)Dr. Douglas MacKay was appointed Senior Vice President of Scientific and Regulatory Affairs of the Company on March 18, 2019.

Narrative Explanation of Certain Aspects of the Summary Compensation Table
The base salaries of all executive officers are reviewed annually and adjusted when our Board or its Compensation Committee determines an adjustment is appropriate. For fiscal year 2020, the annual base salaries for our named executive officers were as follows: Mr. Dowling - $525,000, Mr. Grasser - $325,000, and Dr. MacKay - $265,000. We have employment agreements with Mr. Dowling and Mr. Grasser, as described below.
Each year, we adopt a cash incentive bonus program that incorporates certain short-term performance objectives designed to further our long-term business objectives. These performance objectives, which can change from year to year, have included corporate as well as individual objectives. Due to the Company's financial performance for fiscal year 2020, no cash incentive was earned by or paid to our executive officers. In addition, due to the extraordinary circumstances arising from COVID-19, we have deferred a portion of our executive cash compensation.

In June 2020, our Board approved a stock option modification that reduced certain employees’ and directors’ stock option exercise prices to $0.66, as further discussed below in the section entitled “Outstanding Equity Awards at Fiscal Year End.” No other terms of the stock options were modified. Stock options to purchase a total of 1,250,000 shares of common stock held by our named executive officers were modified, including stock options to purchase 500,000, 500,000 and 250,000 shares of common stock held by Mr. Dowling, Mr. Grasser and Dr. McKay, respectively. The modification to the existing stock options held by our named executive officers resulted in $128,497 in incremental value of the stock options, as more specifically discussed in the footnotes to the Summary Compensation Table above.
During fiscal year 2020, Mr. Dowling's total compensation was $863,079, which included his salary of $362,099, the issuance of 1,500,000 stock options, $51,399 of incremental expense related to the repricing of certain of his stock options in June 2020, and a $16,500 auto allowance. Mr. Dowling's target for his performance bonus was 50% of his annual salary; however, as noted above, due to the Company's financial performance for fiscal year 2020, no bonuses were paid for 2020. During fiscal year 2019, Mr. Dowling's total compensation was $2,766,471, which included his salary of $480,769, a performance bonus of $210,000, the issuance of 500,000 stock options, and a $18,000 auto allowance.
During fiscal year 2020, Mr. Grasser's total compensation was $482,650, which included his salary of $214,711, the issuance of 750,000 stock options, and $51,399 of incremental expense related to the repricing of certain of his stock options in June 2020. Mr. Grasser's target for his performance bonus was 20% of his annual salary; however, as noted above, due to the Company's financial performance for fiscal year 2020, no bonuses were paid for 2020. During fiscal year 2019, Mr. Grasser's total compensation was $1,382,450, which included his salary of $269,231, a performance bonus of $120,000 and the issuance of 250,000 stock options.
During fiscal year 2020, Dr. MacKay's total compensation was $336,380, which included his salary of $195,192, the issuance of 400,000 stock options, and $25,699 of incremental expense related to the repricing of certain of his stock options in June 2020. During fiscal year 2019, Dr. MacKay's total compensation was $1,245,985, which included his salary of $192,308, a performance bonus of $60,000 and the issuance of 250,000 stock options.

Employment Agreements
We have entered into employment agreements with Mr. Dowling and Mr. Grasser (the “Executives”).
Executive Employment Agreement with Joseph Dowling
Mr. Dowling is entitled to a base salary of $525,000, and a target annual bonus in the amount of 50% of his base salary. The target annual bonus is based on Mr. Dowling’s performance, as determined by our Board in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the Board. Mr. Dowling is eligible to participate in the 2013 Plan from time to time and as recommended by the Compensation Committee.
Under the terms of the employment agreement with Mr. Dowling, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below), the Company shall continue to pay Mr. Dowling all salary, benefits, bonuses and other compensation that would be due thereunder through the end of the term of the agreement had the Company not terminated Mr. Dowling’s employment, but in any event not less than one-year after the date of such termination, with such amounts payable in accordance with the Company’s standard payroll.
In the event Mr. Dowling’s employment is terminated with cause (as defined below), the Company shall pay Mr. Dowling all salary then due and payable through the date of termination. Mr. Dowling would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with termination for cause.
If Mr. Dowling’s employment is terminated as a result of his death or following his permanent disability, Mr. Dowling or his estate, as applicable, is entitled to the following payments and benefits: (1) all salary and other compensation under his agreement, then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of death or determination of permanent disability, and (2) all salary and accrued benefits that would have been payable under his agreement by the Company to Mr. Dowling during the one-year period immediately following his death or permanent disability, as applicable.
In addition, notwithstanding anything to the contrary contained any agreement with respect thereto, (i) upon termination of Mr. Dowling’s employment pursuant to termination with cause or voluntary termination without good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company not then fully vested shall immediately terminate and revert to the Company, (ii) upon termination of Mr. Dowling’s employment pursuant to termination without cause or voluntary termination with good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company shall remain in full force and effect and shall not be affected by such termination, and shall continue to vest in accordance with their terms, and

(iii) upon termination of Mr. Dowling’s employment pursuant to death or permanent disability, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company shall, to the extent not then fully vested, immediately become fully vested.
Executive Employment Agreement with Joerg Grasser
Mr. Grasser is entitled to a base salary of $325,000, and a target annual bonus in the amount of 20% of his base salary. The target annual bonus is based on Mr. Grasser’s performance, as determined by the Board in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the Board. Mr. Grasser is eligible to participate in the Plan from time to time and as recommended by the Compensation Committee.
Under the terms of the employment agreement with Mr. Grasser, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below), the Company shall continue to pay Mr. Grasser all salary and benefits, that would be due thereunder as follows (i) if terminated during the first year of employment, for eight weeks, (ii) if terminated during the second year of employment, for twelve weeks, and (iii) if terminated during the third year of employment, for sixteen weeks, with such amounts payable in accordance with the Company’s standard payroll.
In the event Mr. Grasser’s employment is terminated with cause (as defined below), the Company shall pay Mr. Grasser all salary then due and payable through the date of termination. Mr. Grasser would not be entitled to any severance compensation in connection with termination for cause.
Defined Terms Applicable to Executive Employment Agreements
For purposes of the Executives' Employment Agreements, "Cause" shall mean, upon delivery by the Board to Executive of a written notice terminating the Agreement for Cause (as such term is defined below), which notice shall be supported by a reasonably detailed statement of the relevant facts and reasons for termination:
(a) Executive shall have committed an act of fraud, embezzlement or theft with respect to the property or business of the Company;
(b) Executive shall have materially breached the Agreement, as determined by the Board, and such breach shall have continued for a period of twenty days after receipt of written notice from the Board specifying such breach;
(c) Executive shall have been grossly negligent in the performance of his duties under the Agreement, intentionally not performed or mis-performed any of such duties, or refused to abide by or comply with the reasonable and lawful directives of the Board of Directors, in each case as reasonably determined by the Board, which action shall have continued for a period of twenty days after receipt of written notice from the Board demanding such action cease or be cured; or
(d) Executive shall have been found guilty of, or has pled nolo contendere to, the commission of a felony offense or other crime involving moral turpitude.
For purposes of the Executive Employment Agreements, "Good Reason" shall mean:
(a)          The assignment of Executive to any duties inconsistent with, or any adverse change in, Executive's positions, duties, responsibilities, functions or status with the Company, or the removal of Executive from, or failure to reelect Executive to, any of such positions; provided, however, that a change in Executive's positions, duties, responsibilities, functions or status that Executive shall agree to in writing shall not be an event of Good Reason or give rise to termination for Good Reason;
(b)         A reduction by the Company of Executive's Base Salary without his written consent;
(c)        The failure by the Company to continue in effect for Executive any material benefit provided herein or otherwise available to any of the management executives of the Company, including without limitation, any retirement, pension or incentive plans, life, accident, disability or health insurance plans, equity or cash bonus plans or savings and profit sharing plans, or any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any of such plans or deprive Executive of any fringe benefit enjoyed by Executive; or
(d)       Any other material breach by the Company of the Agreement which is not cured within twenty days of delivery of written notice thereof by Executive to the Company.

Option Grants
On July 23, 2014, Company stockholders approved the Plan, which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. On each of December 21, 2015, October 24, 2016, July 14, 2017, August 4, 2018, and June 11, 2019 the Company’s stockholders approved an amendment to the Plan to increase the number of shares that may be issued under the Plan. There are currently 38,976,000 shares of common stock authorized for issuance under the Plan. As of December 31, 2020, the Company had 6,165,000 of authorized unissued shares reserved and available for issuance under the Plan.
Outstanding Equity Awards at Fiscal Year End
The following table provides a summary of all outstanding option awards for named executive officers at the end of fiscal year 2020.

	Option Awards
Name	Award Grant and Commencement of Vesting Date	Number of securities underlying unexercised option (#) exercisable		Number of securities underlying unexercised option (#) unexercisable	Option exercise price ($)		Option Expiration Date

Joseph Dowling	10/1/2014	600,000	(3)	—	$0.38		10/1/2024
Chief Executive Officer	5/21/2015	100,000	(3)	—	$0.38		5/21/2025
	9/23/2015	200,000	(3)	—	$0.73		9/23/2025
	12/28/2015	150,000	(3)	—	$0.16		12/28/2025
	7/6/2016	500,000	(4)	500,000	$0.37		7/5/2026
	3/15/2017	100,000	(3)	—	$0.38		3/15/2027
	4/7/2017	250,000	(5)	750,000	$0.37		4/6/2027
	3/20/2018	500,000	(3)	—	$0.40		3/19/2028
	2/20/2019	500,000	(3)	—	$0.66	(8)	2/19/2029
	3/20/2020	1,500,000	(3)	—	$0.33		3/19/2030

Joerg Grasser (1)	12/26/2018	166,250	(6)	83,750	$0.66	(9)	12/25/2028
Chief Financial Officer	3/1/2019	166,250	(6)	83,750	$0.66	(10)	2/28/2029
	3/20/2020	750,000	(3)	—	$0.33		3/19/2030

Dr. Douglas MacKay (2)	3/18/2019	145,313	(7)	104,687	$0.66	(10)	3/17/2029
Senior Vice President Scientific and Regulatory Affairs	3/20/2020	400,000	(3)	—	$0.33		3/19/2030
________________________________
(1)    Mr. Grasser was appointed Chief Financial Officer on March 15, 2019. He was the Chief Accounting Officer of the Company from December 26, 2018.
(2)    Dr. Douglas MacKay was appointed Senior Vice President Scientific and Regulatory Affairs on March 18, 2019.
(3)    Represents vested and exercisable options granted under the Plan.
(4)    Represents vested and exercisable options granted outside of the Plan. The option is performance based, and the remaining unvested options vest and become exercisable as follows: (i) when the Company is granted an IND (50% vesting of the remaining unvested options), and (ii) when the Company commences its first human dosing under the IND (50% of the remaining unvested options).
(5)    Represents vested and exercisable options granted outside of the Plan. The option is performance based, and the remaining unvested options vest and become exercisable as follows: (i) when the Company is granted an IND (one-third vesting of the remaining unvested options), and (ii) when the Company commences its first human dosing under the IND (two-thirds vesting of the remaining unvested options).
(6)    Represents options granted under the Plan which vested 33% on December 26, 2019 and the remainder of the option shares will vest and become exercisable in a series of 24 successive equal monthly installments from December 26, 2019.
(7)    Represents options granted under the Plan which vested 33% on March 18, 2020 and the remainder of the option shares will vest and become exercisable in a series of 24 successive equal monthly installments from March 18, 2020.
(8)    On June 18, 2020, the original option was repriced from its original exercise price of $4.72. No other terms of the option were modified.

(9)    On June 18, 2020, the original option was repriced from its original exercise price of $3.99. No other terms of the option were modified.
(10)    On June 18, 2020, the original option was repriced from its original exercise price of $4.67. No other terms of the option were modified.
Pension, Retirement or Similar Benefit Plans
During fiscal years 2020 and 2019 there were no arrangements or plans in which we provided pension, retirement or similar benefits to our directors or executive officers.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership of Directors, Officers and 5% Stockholders
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The following table sets forth, as of March 16, 2021, certain information as to shares of our common stock owned by (i) each person known to beneficially own more than five percent of our outstanding common stock or preferred stock, (ii) each of our directors, and executive officers named in our summary compensation table, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 10070 Barnes Canyon Road, San Diego, CA 92121.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Common Stock Beneficially Owned
5% or greater stockholders:
Michael Mona, Jr. (3)	13,286,722	12.5%
Named Executive Officers and Directors:
Joseph Dowling (4)	4,415,000	4.2%
Joerg Grasser (5)	1,140,000	1.1%
Dr. Douglas MacKay (6)	573,611	*
Dr. Joseph Maroon (7)	1,031,116	*
Beth Altman (8)	37,514	*
Dr. Paul Blake (9)	36,333	*
Terri Funk Graham (10)	20,667	*
All executive officers and directors as a group (seven persons)	7,254,241	6.8%
________________________________
* Less than 1%
(1)    Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by the percentage ownership of each such person and group. Applicable percentages are based on 106,049,422 shares of our common stock outstanding on March 16, 2021, and are calculated as required by rules promulgated by the SEC.
(2)    Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.
(3)    Beneficial ownership includes 1,812,060 shares of common stock owned by Mr. Mona, Jr. and 11,300,000 outstanding stock options. Mr. Mona Jr. is also the beneficial owner of Aegean Limited LLC.

(4)    Beneficial ownership includes 15,000 shares of common stock owned by Mr. Dowling and 4,400,000 outstanding stock options.
(5)    Beneficial ownership includes 15,000 shares of common stock owned by Mr. Grasser and 1,140,000 outstanding stock options.
(6)    Beneficial ownership includes 573,611 outstanding stock options.
(7)    Beneficial ownership includes 741,116 shares of common stock owned by Dr. Maroon and 290,000 outstanding stock options.
(8)    Beneficial ownership includes 1,181 shares of common stock owned by Ms. Altman and 36,333 outstanding stock options.
(9)    Beneficial ownership includes 36,333 outstanding stock options.
(10)    Beneficial ownership includes 20,667 outstanding stock options.

Equity Compensation Plan Information
On July 23, 2014, Company stockholders approved the Plan, which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. On each of December 21, 2015, October 24, 2016, July 14, 2017, August 4, 2018, and June 11, 2019, the Company’s stockholders approved an amendment to the Plan to increase the number of shares that may be issued under the Plan. There are currently 38,976,000 shares of common stock authorized for issuance under the Plan. As of December 31, 2020, the Company had 6,165,000 of authorized unissued shares reserved and available for issuance under the Plan.
The information set forth in the table below is provided as of December 31, 2020. As previously discussed in the Company's Current Report on Form 8-K filed with the SEC on July 11, 2016, on July 6, 2016, the Compensation Committee approved the grant of 6,000,000 standalone stock options to Mr. Mona and 1,000,000 standalone stock options to Mr. Dowling, which were not granted under the Plan. As set forth in the Company's Current Report on Form 8-K filed with the SEC on May 11, 2017, the terms of the options were subsequently amended and each grant has a term of ten years and is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. Additionally on March 15, 2017, the disinterested members of the Board approved the grant of 5,000,000 standalone stock options to Mr. Mona, Jr., which were not granted under the Plan. The grant has a term of ten years and is performance-based, with the option shares vesting upon the completion of each of three defined option performance conditions. As previously discussed in the Company's Current Report on Form 8-K filed with the SEC on April 12, 2017 (the "April 2017 8-K"), on April 7, 2017, the Compensation Committee approved the grant of 1,000,000 standalone stock options to Mr. Dowling which were not granted under the Plan. As set forth in the April 2017 8-K, the terms of the options were subsequently amended and the stock grant has a term of ten years and is performance-based, with the option shares vesting upon the completion of each of three defined option performance conditions.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	20,225,243	$0.51	6,165,398
Equity compensation plans not approved by security holders	13,000,000	0.37	—
	33,225,243	$0.45	6,165,398

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Except for the transactions described below, none of our directors, nominees for director, officers or principal stockholders, nor any associate or affiliate of the foregoing, have had any interest, direct or indirect, in any transaction or in any proposed transaction since January 1, 2020, which materially affects the Company or has affected the Company.
There have been no other transactions the last two completed fiscal years or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.
Review, Approval or Ratification of Transactions with Related Persons.

Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All material related party transactions have been disclosed in our Annual Report on Form 10-K.
Interest of Certain Persons in Matters to be Acted Upon
Other than the election of directors, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Meeting as described in this Proxy Statement.
Director Independence
Our securities are quoted on the OTC: QB, which does not have any director independence requirements. However, the Board has determined that all of the members of our Board, other than Mr. Dowling, are independent as defined by Nasdaq rules and that all such members of our Board are independent as independence for audit committee members and compensation committee members are defined by Nasdaq rules.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Based on our review of the copies of such forms received by us or filed with the SEC, and to the best of our knowledge, all executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during fiscal year 2020 with the exception of delinquent Form 4 filings by Michael Mona, Jr. and Joseph Dowling, as described below. The Company is aware that (i) Michael Mona, Jr., an individual who beneficially owns more than 10% of our common stock and our former Chief Executive Officer, filed four late Form 4's during the 2020 fiscal year, and (ii) Mr. Dowling, our Chief Executive Officer and a director of our Board, filed one late Form 4 during the 2020 fiscal year.

STOCKHOLDERS’ PROPOSALS
Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by our Secretary no later than 120 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting of stockholders. For such proposals or nominations to be considered in the proxy statement and proxy relating to the 2021 Annual Meeting of stockholders they must have been received by us no later than December 31, 2020. Such proposals should be directed to CV Sciences, Inc., 10070 Barnes Canyon Road, San Diego, CA 92121, Attn: Secretary. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

OTHER BUSINESS
The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.

MISCELLANEOUS
We will bear all costs incurred in the solicitation of proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, the Internet or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of our common stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. We will also deliver a separate copy of this Proxy Statement to any stockholder upon written request. Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify the Company by sending a written request to Joseph Dowling, Secretary, 10070 Barnes Canyon Road, San Diego, CA 92121, by registered, certified or express mail or by calling the Company at (866) 290-2157.
AVAILABILITY OF ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
San Diego, California

April 8, 2021	By Order of the Board of Directors

/s/ Joseph Dowling
Joseph Dowling, Chief Executive Officer and Secretary

Attachment A

PROPOSED CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CV SCIENCES, INC.

CV SCIENCES, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is CV Sciences, Inc. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 26, 2013 and amended on January 4, 2016 (as amended, the “Certificate of Incorporation”).

2. This Certificate of Amendment amends and restates Article IV of the Certificate of Incorporation to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation shall have the authority to issue is Three Hundred Million (300,000,000). The total number of shares of Common Stock shall be Two Hundred Ninety Million (290,000,000), and each such share shall have a par value of $0.0001; and the total number of shares of Preferred Stock shall be Ten Million (10,000,000), and each such share shall have a par value of $0.0001.

(a) Common Stock. The Corporation is authorized to issue shares of Common Stock from time to time, which shall have all of the rights normally associated with shares of common stock under the DGCL.

(b) Preferred Stock. The Corporation is authorized to issue shares of Preferred Stock from time to time in one or more series or classes, each such share or class to have such distinctive designation or title as may be fixed by resolution of the Board of Directors of the Corporation (the “Board”), duly adopted prior to the issuance of any shares thereof. Each such series or class shall have such voting powers, if any, and such preferences and/or other special rights, with such qualifications, limitations or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issuance of such series or class of shares of Preferred Stock.”

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by the directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this ___ day of ______, 2021.

CV SCIENCES, INC.

By:
Name:
Title:

CV SCIENCES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 2021 AT 10:00 A.M. PACIFIC TIME

CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Joseph Dowling proxy of the undersigned, with power of substitution, to vote all shares of capital stock of CV Sciences, Inc. (the "Company") held by the undersigned which are entitled to be voted at, and to act for the undersigned at, the Meeting of the Stockholders of the Company to be held on May 27, 2021 at 10:00 a.m. Pacific Time, and any adjournment(s) or postponement(s) thereof, as effectively as the undersigned could do if personally present on the matters indicated on the reverse side of this proxy.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 27, 2021

The Notice of the Meeting, Proxy Statement, Proxy Card, Annual Report on Form 10-K
are available at https://www.iproxydirect.com/CVSI

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/CVSI

PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CV SCIENCES, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	[	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Election of Directors.		☐	☐
Beth Altman				☐	CONTROL ID:
Dr. Paul Blake				☐	REQUEST ID:
Joseph Dowling				☐
Dr. Joseph Maroon				☐
Terri Funk Graham				☐
Proposal 2	[	FOR	AGAINST	ABSTAIN
To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 190,000,000 shares to 290,000,000 shares, and to correspondingly increase the number of authorized shares of all classes of our capital stock to 300,000,000 shares.		☐	☐	☐

Proposal 3	[	FOR	AGAINST	ABSTAIN
Ratify Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.		☐	☐	☐
Proposal 4	[	FOR	AGAINST	ABSTAIN
Approve, on a non-binding advisory basis, named executive officer compensation.		☐	☐	☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL PERSONS LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3, and 4.
THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXY, OR HIS SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:  ☐
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
____________________________
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)
(Signature of Stockholder)
(Second Signature if held jointly)